UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2011

NEXT 1 INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52669	26-3509845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2690 Weston Road, Suite 200
Weston, FL 33331
(Address of principal executive offices)

(954) 888-9779
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Asset Purchase Agreement

On June 3, 2011, Next 1 Interactive, Inc., a Nevada Corporation (the “Company”), entered into an Asset Purchase Agreement (the “APA”) with Omniverse, a sole proprietorship, New Media Buys, a sole proprietorship, and Jason M. DeMeo, individually (collectively, the “Sellers”).

Pursuant to the APA, the Company purchased certain specified assets from the Sellers in exchange for the issuance of 3,000,000 shares of the Company’s restricted common stock, par value $0.00001 per share (the “Asset Purchase”).  The non-exclusive specified assets included in the Asset Purchase are (i) distribution agreements with (a) the River Broadcasting Network, (b) ROKU, and (c) the Independent News Network; (ii) distribution rights for seven television programs; (iii) distribution rights to various documentary series and specials; (iv) ownership rights to four holiday programs; (v) ownership rights to four websites; and (vi) and certain broadcasting equipment.

The description of the APA does not purport to be complete and is qualified in its entirety by reference to such APA, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Employment Agreement

On June 3, 2011, the Company entered into an employment agreement (the “Employment Agreement”) with Jason M. DeMeo, individually, pursuant to which Mr. DeMeo will serve as the Company’s Senior Vice President of Network Operations (the “Senior VP”).  The term of the Employment Agreement is for a period of thirty-two (32) months, commencing on June 3, 2011, and expiring on February 28, 2014 (the “Term”).  Pursuant to the terms of the Employment Agreement, the Senior VP is to receive a minimum base salary of $250,000 per year.  Further, the Senior VP shall receive (i) a guaranteed bonus of $25,000 to be paid on or before June 15, 2011 and (ii) a guaranteed bonus of $50,000 to be paid on or before July 15, 2011 (collectively, the “Bonus”).  The Senior VP may, at his option, elect to receive the Bonus in shares of the Company’s common stock.

Further, the Senior VP shall earn commission payments equal to twenty-five percent (25%) of the profits of R&R Network, subject to further restrictions contained in the Employment Agreement (the “Commission Payment”).  The maximum Commission Payment the Senior VP can receive prior to May 31, 2012, is $400,000.  All subsequent Commission Payments shall be determined upon mutual agreement by the Company and the Senior VP.

During the Term, the Senior VP’s responsibilities will include, but shall not be limited to: (i) sourcing new programming; (ii) adding station affiliates; (iii) develop new network opportunities; (iv) develop and implement a large scale sales plan; (v) training the Company’s sales force and developing sales material; (vi) assisting in the development and creation of a Company sales target and forecast; (vii) assisting in the creation and development of new products; and (viii) establishing sales territories and quotas.

The description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, the Company issued 3,000,000 shares of the Company’s common stock in the aggregate to the Sellers in connection with the APA.

The shares of common stock issued in connection with the APA were issued pursuant to exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated June 3, 2011, by and among Next 1 Interactive, Inc., Omniverse, New Media Buys, and Jason M. DeMeo, individually.

10.2	Employment Agreement, dated June 3, 2011, by and between Next 1 Interactive, Inc. and Jason M. DeMeo, individually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT 1 INTERACTIVE, INC.

Date: June 10, 2011	By:	/s/ William Kerby
Name: William Kerby
Title: Chief Executive Officer